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                                                                   EXHIBIT 10.10

                         PROFESSIONAL SERVICES AGREEMENT

HERITAGE BANK OF COMMERCE, a California state-chartered banking institution, with an address at 150 Almaden Boulevard, San Jose, California (hereinafter called "Client"), and RESPONSE DATA CORPORATION, a New Jersey corporation, with an address at 1050 Wall Street West, Lyndhurst, New Jersey (hereinafter called "Vendor"), in consideration of the mutual covenants contained herein and for other good and valuable consideration, agree as follows:

SECTION 1. DEFINITIONS.

           Unless otherwise defined herein, capitalized terms used herein shall have the following meaning:

           "Completion Schedule" shall mean that schedule set forth in the applicable Work Statement, with such amendments thereto as shall have been approved in writing by Client and Vendor.

           "Deliverables" shall mean the deliverables set forth in each Work Statement.

           "Services" shall mean those services described in the applicable Work Statement, including preparation and delivery to Client of the Deliverables, with such amendments thereto as shall be approved in writing by Client and Vendor.

           ""Specifications" shall mean the specifications set forth in the applicable Work Statement.

           "Work Statement" shall mean one or more statements executed by Client and Vendor substantially in the form of Exhibit A hereto, specifying in detail Vendor's primary services to be provided, including, without limitation, a Fee Schedule, a Completion Schedule for said Services, and the Deliverables to be provided with respect to such Services.

SECTION 2. SCOPE OF SERVICE.

           2.1 Client's engagement of Vendor to provide Services, and Vendor's acceptance of that engagement shall be evidenced by the parties' execution and delivery of a Work Statement with respect to such Services. The parties may agree upon one or more Work Statements from time to time. Vendor shall provide to Client the Services, and shall furnish at its expense all the materials, labor, and supplies necessary for completion of the Services, all in accordance with the applicable Work Statement and this Agreement.

           2.2 Client understands that Vendor's performance is dependent in part on Client's actions and that any Deliverables are intended to work with Client's



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           computer systems. Accordingly, Client will timely provide Vendor with the items and assistance specified in the Work Statement and any dates or time periods relevant to performance by Vendor hereunder shall be extended day-for-day with any delays in completion by Client of Client's tasks specified in the Work Statement.

           2.3 All software provided by or used by Vendor in conjunction with the Services shall remain the sole property of Vendor unless software development is specified as part or the Services in a Work Statement. Any software that is provided to Client for use by Client is licensed and not sold to Client, and Client's use of such software shall be subject to Vendor's standard license agreement that accompanies such software, a copy of which is attached hereto as Exhibit B. Client hereby agrees that it is bound by the terms of such license agreement in connection with its use of Vendor's software.

SECTION 3. COMPENSATION.

           3.1 As full compensation for the Services, Vendor shall be paid in accordance with the fee schedule set forth in the applicable Work Statement.

           3.2 Out-of-pocket expenses, as permitted by the applicable Work Statement or authorized in writing by an officer of Client, will be re-billed to Client at cost, and will be reimbursed by Client in accordance with its then-applicable travel and entertainment policies (to the extent applicable). Vendor shall invoice Client for such expenses no more often than once each calendar month, and paid invoices shall be accompanied by sufficient detail to substantiate the expenses.

SECTION 4. PAYMENTS.

           Vendor will submit invoices to Client for Services rendered as specified in the applicable Work Statement, or if not specified therein, then monthly, accompanied by a detailed description of the Services rendered, an hourly labor log (for services billed hourly) and all current administrative reports as specified in the Work Statement or reasonably requested by Client. All undisputed invoices will be due and payable within 30 days after receipt by Client.

SECTION 5. COMPLETION SCHEDULE.

           Vendor shall complete and deliver the Services in accordance with the Completion Schedule set forth in the applicable Work Statement.



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SECTION 6. CHANGES IN SCOPE OF SERVICES IN AN EXISTING WORK STATEMENT.

           If either party proposes a change in the scope of Services under a particular Work Statement, the other party will reasonably and in good faith consider and discuss with the proposing party the proposed change. Both parties recognize that changes in the scope of the Services that are requested by Client or that are caused by changes in law or other circumstances beyond Vendor's reasonable control may necessitate revisions to the fees payable and/or the Completion Schedule under the applicable Work Statement. If, in the reasonable opinion of Vendor, a change in the scope of Services to be provided requires an increase in compensation and/or an extension of the Completion Schedule under the applicable Work Statement, Vendor shall notify Client in writing of the nature of the altered/additional work and the estimated additional fees and/or hours necessary to complete the changed Services. Vendor shall not undertake such altered/additional work until both parties have agreed in writing upon any adjustment in compensation and/or Completion Schedule.

SECTION 7. ACCEPTANCE.

           7.1 Upon completion and delivery of the Services, Vendor shall certify in writing to Client that the Services conform in all respects to the warranties set forth in this Agreement. Upon receipt of such certification, Client shall examine/test the Services and Deliverables to determine that the Services and Deliverables conform to the warranties set forth in this Agreement and to the acceptance criteria set forth in the Acceptance Test Plan (to the extent one has been developed by Client and approved in writing by Vendor).

           7.2 Acceptance shall occur when the Services and Deliverables successfully meet the acceptance criteria set forth above or when Client commences commercial use of the Deliverables. At the request of Vendor, Client will provide Vendor with a written notice of acceptance of the Services and Deliverables, if and when the Services and Deliverables meet the acceptance criteria or when Client commences commercial use of the Deliverables.

           7.3 If during the acceptance period, Client determines that the Services or Deliverables, in any way, do not comply fully with the warranties set forth in this Agreement or applicable acceptance criteria, Client shall notify Vendor in writing of the reason for such determination, including any errors which Client may discover. Vendor shall thereupon have 30 days after such notice to cure the deficiencies in the Services or Deliverables identified by Client. When it believes that it has made the necessary corrections, Vendor will again deliver the Services or Deliverables identified by Client and the acceptance/rejection/correction provisions above shall be reapplied until the Services or Deliverable is accepted; provided, however, that upon the third or any subsequent rejection, Vendor may terminate this Agreement by 30 days notice unless the Services or Deliverables are accepted during the notice period. Client may not reject a resubmitted Service or Deliverable for a failure that



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           was present and reasonably discoverable in a previously submitted
           Service or Deliverable, but that was not cited in the preceding rejection notices. If Client identifies a failure with a Service or Deliverable and Vendor shows that the failure was caused by something other than the Service or Deliverable, Client will pay Vendor for any related work to that time at the Vendor's standard time and materials rates. If a Service or Deliverable is accepted, Vendor will be conclusively presumed to have met its obligations with respect thereto.

SECTION 8. PROJECT COORDINATORS

           Client and Vendor shall each appoint a project coordinator (the "Project Coordinator") to: (i) oversee, review and coordinate the overall provision of the Services under each Work Statement and this Agreement, (ii) act as a day-to-day contact with the other party, and
           (iii) in the case of Client's Project Coordinator, make available to Vendor the data, facilities, resources and other support services required by Vendor to perform the Services hereunder. Each party's Project Coordinator shall be selected solely by that party, but must be appropriately qualified. The initial Project Coordinators shall be stated in the applicable Work Statement. Each party may replace its respective Project Coordinator at any time, upon written notice to the other party.

SECTION 9. WARRANTIES.

           9.1 Vendor warrants, represents and covenants that:

                      9.1.1 The work herein required shall be conducted in a good, professional, and workmanlike manner.

                      9.1.2 Completion and delivery of all data will be in accordance with the turnaround requirements stated in each Work Statement. Turnaround is defined as working days, excluding Saturday, Sunday and federal holidays.

           9.2 Client warrants, represents and covenants that it has valid title, lawful possession and is entitled to use all the data collected by or provided to Vendor pursuant to this Agreement and agrees to hold Vendor harmless from any and all damages, including reasonable legal fees, resulting from any action or claim challenging title, possession or use of such data.

           9.3 Client and Vendor respectively warrant that:

                      9.3.1 Each party has the requisite and legal authority to enter into and is capable of performing the obligations set forth herein.

                      9.3.2 Each party shall comply in all material respects with all applicable federal and state statutes, rules and regulations in connection with each



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                      party's respective performance of the terms and conditions of this Agreement.

                      9.3.3 Each party shall cooperate fully with the other and provide the other with all reasonable assistance with respect to the transaction contemplated herein.

                      9.3.4 The persons executing this Agreement below are officers duly authorized to sign this Agreement and bind each of the respective parties to its terms.

                      9.3.5 OTHER THAN THE WARRANTIES MADE BY VENDOR IN THIS
                      SECTION 9, VENDOR MAKES NO WARRANTIES TO CLIENT OR ANY OTHER PERSON OR ENTITY WITH RESPECT TO THE SERVICES OR ANY DELIVERABLE OR DATA AND DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

           9.4 Heritage agrees to be bound by the terms and conditions of the Mutual Confidentiality Agreement between Vendor and Internet Access Financial Corporation dated as of August 19, 1996, a copy of which is attached hereto as Exhibit C.

SECTION 10. LIMITATION OF LIABILITY.

           10.1 Neither Vendor nor Client shall in any event be liable for any loss, damage or reasonable delay arising from any failure to properly perform its respective duties hereunder if such failure is the result of circumstances beyond Vendor's or Client's control, including but not limited to inclement weather, natural disasters, war, declared and undeclared, fire, flood, loss of utilities, interruption of transportation, embargo, accident, explosion, equipment malfunctions, shortages of equipment, governmental orders, regulations, restrictions or strike or other labor troubles. If any such event, loss, damage or delay shall occur, the disabled party shall use diligent efforts to meet its obligations as set forth in this Agreement. The disabled party shall promptly advise the other party in writing if it is unable to perform, and of any developments (or changes therein) that appear likely to affect the ability of that party to perform any of its obligations in whole or in part.

           10.2 Vendor shall not be liable for any inaccuracies in any data supplied or used with the Deliverables. Vendor shall further not be liable for the manner in which the data is utilized by Client.

           10.3 NOTWITHSTANDING ANYTHING ELSE IN THIS AGREEMENT OR OTHERWISE, VENDOR SHALL NOT BE LIABLE OR OBLIGATED UNDER ANY SECTION OF THIS AGREEMENT OR UNDER ANY CONTRACT,



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           NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY (1)
           FOR ANY AMOUNTS IN EXCESS, IN THE AGGREGATE, OF THE FEES PAID TO IT HEREUNDER IN THE TWELVE MONTH PERIOD PRIOR TO THE DATE THAT THE CLAIM AROSE OR (II) FOR ANY COST OF PROCUREMENT OF SUBSTITUTE GOODS, TECHNOLOGY, SERVICES OR RIGHTS.

           10.4 NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY CONSEQUENTIAL, SPECIAL OR INDIRECT DAMAGES, INCLUDING, BUT NOT LIMITED TO, LOSS OF ANTICIPATED PROFITS OR REVENUES, OR LOSSES FROM LOSS OR CORRUPTION OF DATA, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

SECTION 11. TERMINATION.

           11.1 This Agreement may be terminated by Client or Vendor upon 90 days written notice.

           11.2 In the event of termination of this Agreement pursuant to
           Section 11.1, Vendor shall be entitled to the compensation and reimbursements as specified in Sections 3 and 6 for the Services and Deliverables provided and expenses incurred up to the termination date.

           11.3 Upon termination of this Agreement pursuant to Section 11.1, each party shall return to the other party any of the other party's equipment, hardware, software or data that such party has in its possession.

SECTION 12. INSURANCE.

           12.1 Vendor shall maintain during the term of this Agreement the following insurance:

                      12.1.1 Worker's compensation and employer's liability insurance as prescribed by applicable law;

                      12.1.2 Commercial general liability insurance (bodily injury and property damage) with contractual liability insurance to cover liability assumed under this Agreement. The limits of liability of such insurance shall not be less than $1,000,000 combined single limit per occurrence; and

                      12.1.3 Automobile bodily injury and property damage liability insurance covering owned, non-owned and hired automobiles, the limits of which shall not be less than $500,000 combined single limit per occurrence.

           12.2 Upon the request of Client, Vendor shall deliver promptly to Client certificates of insurance made out by the applicable insurer(s) or their authorized



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           agents the insurance required under this section (the "Required
           Insurance") and for any material policy amendments thereto. Each policy shall provide for 30 days' prior written notice to be given by the insurer to Client in the event of any termination, non-renewal or cancellation, or of any material change in coverage or deductibles. All Required Insurance shall be carried with responsible insurance companies of recognized standing which are authorized to do business in the state in which the Services are rendered and are rated A VIII or better by A.M. Best. If Vendor fails to procure or maintain the Required Insurance, Client shall have the right, but not the obligation, to effect such insurance at Vendor's expense.

SECTION 13. INDEPENDENT CONTRACTOR.

           It is understood and agreed that Vendor is an independent contractor, and is not to be considered an employee or agent of Client for any purpose. This Agreement does not obligate Client to engage Vendor to provide any Services, and does not obligate Vendor to accept offers to provide Services. Client does not agree to use Vendor exclusively, and, subject to Vendor's obligations under this Agreement, Vendor is free to contract for services for other third parties or institutions while this Agreement is in force. Written approval from Client, which approval shall not be unreasonably withheld, shall be required for Vendor to contract with third parties to provide any of the Services.

SECTION 14. ASSIGNMENT

           Client may assign any and all rights and delegate any and all duties under this Agreement to one or more Affiliates, and Client may assign its rights and delegate its duties under this Agreement to the purchaser of all or substantially all of its assets or business. As used in this Agreement, "Affiliate" means any individual, corporation, partnership, association, or business that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with Client. The term "control" including the terms "controlling," "controlled by", and "under common control with" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting shares, by contract or otherwise. The Services provided under this Agreement will be used by or for the benefit of Client and one or more Affiliates.

SECTION 15. SECURITY AND AUDITS.

           15.1 Vendor promptly shall adopt and implement any reasonable security procedures requested by Client to protect confidential information of Client from improper disclosure or use, such procedures to be reasonably acceptable to Client and in compliance with all applicable regulatory requirements.



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           15.2 Upon twenty four hours notice, Vendor shall from time to time during regular business hours permit Client representatives to perform security audits of Vendor's facilities and equipment, and such other audits as may be necessary to ensure Vendor's compliance with the terms and conditions of this Agreement.

SECTION 16. ARBITRATION

           16.1 Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled solely and exclusively by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA"), as modified below:

           16.2 Vendor will initiate arbitration by filing a demand at the Regional Office of the AAA closest to Client. Client will initiate arbitration by filing a demand at the Regional Office of the AAA closest to Vendor. Each demand for arbitration shall describe the claim and relief sought.

           16.3 Disputes will be heard and determined by a panel of three arbitrators who each are experienced and knowledgeable in the practices generally of the banking and software industries, and at least one of the arbitrators will be an attorney. One arbitrator will be appointed by each party to serve on the panel. One neutral arbitrator will be appointed by the two arbitrators. If the two arbitrators selected cannot agree on the appointment of the third arbitrator within 20 days of their appointment, or if either party shall fail to appoint its arbitrator within 20 days after receipt of notice of demand for arbitration, such arbitrator(s) not appointed shall be selected and appointed by the AAA upon application of either party.

           16.4 Except as set forth below, judgment upon any award of the majority of the arbitrators shall be final, binding and conclusive, and may be entered upon the motion of either party in a court of competent jurisdiction. The award of the arbitrators may grant any relief which might be granted by a court of competent jurisdiction. Either party, before or during any arbitration, may apply to a court of competent jurisdiction for equitable relief where such relief is necessary to protect its interest pending completion of the arbitration.

           16.5 Any party to an arbitration may petition the court in the state in which arbitration was held to confirm, correct or vacate the award on the grounds stated in the Federal Arbitration Act, or to enter judgment on the arbitration award.

           16.6 The costs and expenses of each arbitration hereunder (including reasonable legal fees) and their apportionment between the parties will be determined by the arbitrators in their award or decision.



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SECTION 17. EXPORT CONTROL

           Client agrees to comply with the U.S. Foreign Corrupt Practices Act (regarding among other things, payments to government officials) and all export laws, restrictions, national security controls and regulations of the United States and all other export or re-export of, any software contained in the Deliverables or any copy or direct product thereof (a) in violation of any such restrictions, laws or regulations or (b) without all required licenses and proper authorizations, to Cuba, Libya, North Korea, Iran, Iraq or Rwanda or to any Group D:1 or E:2 country (or any national of such country) specified in the then current Supplement No. 1 to part 740 of the U.S. Export Administration Regulations (or any successor supplement or regulations). Client shall promptly execute any documents required by Vendor to comply with U.S. export requirements or demonstrate to Vendor its compliance with such requirements.

SECTION 18. INTEGRATION.

           This Agreement, and exhibits attached and any Work Statements constitute the entire understanding between the parties. Its terms can be modified only by an instrument in writing signed by both parties.

SECTION 19. WAIVER.

           Any waiver of any breach of any of the provisions of this Agreement shall not be construed as a continuing waiver of other breaches of the same or other provisions hereof.

SECTION 20. GOVERNING LAW.

           This Agreement has been made in and its validity, interpretation, construction and performance shall be governed by and be in accordance with the laws of the State of New Jersey, without reference to its laws governing conflicts of law.


SECTION 21. SUCCESSORS AND ASSIGNS.

           This Agreement shall be binding upon the parties hereto, their heirs, successors, assigns and personal representatives, and reference to the Vendor and Client shall include its successors and permitted assigns.

SECTION 22. NOTICES

           Except for invoices and billing related communications, any notice required or permitted to be given hereunder by either party to the other shall be made in writing,



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           shall be deemed given when (1) hand delivered by courier service or otherwise; or (2) sent by facsimile transmission to the addresses/fax numbers set forth below; or (3) sent by first class or certified United States mail, postage prepaid, addressed as follows:


           To Client:
           ----------

           Heritage Bank of Commerce
           150 Almaden Boulevard
           San Jose, CA 95113

           To Vendor:
           ----------

           Response Data Corporation
           Attention: Lawrence C. Smith
           1050 Wall Street West
           Lyndhurst, NJ 07071
           Fax: (201) 460-7861

           Copy to Counsel:
           ----------------

           Brobeck, Phleger & Harrison LLP
           Attention: Nigel L. Howard
           1633 Broadway
           New York, New York 10019
           Fax: (212) 586-7878

           If either party changes its address, it shall so advice the other party in writing and any notice thereunder required to be given shall be sent as specified herein to such new address.

SECTION 23. SURVIVAL.
---------------------

           Sections 10, 15, and 24 shall survive the termination or expiration of this Agreement.

SECTION 24. NON-SOLICITATION.
-----------------------------

           During the term of this Agreement and for one (1) year thereafter, Client will not encourage or solicit any employee or consultant of Vendor to leave Vendor for any reason and will use reasonable efforts to ensure that none of Client's Affiliates



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           encourage or solicit any employee or consultant of Vendor to leave
           Vendor for any reason.

        IN WITNESS WHEREOF, the parties have executed, or caused to be executed by their duly authorized representatives, this Agreement as of the date of the last signature below.

HERITAGE BANK OF COMMERCE

By: /s/ Ken Silveire
   -----------------------------

Title: EXECUTIVE VICE PRESIDENT
      --------------------------

Date:     2/27/98
     ---------------------------

RESPONSE DATA CORP.

By: /s/ Lawrence C. Smith
   -----------------------------

Title: PRESIDENT
      --------------------------

Date:     10/14/98
      --------------------------

               RESPONSE DATA CORPORATION LIMITED LICENSE AGREEMENT

This Limited License Agreement ("Agreement") is entered into as of 10/14/98 by and between Response Data Corporation ("Response Data"), a New Jersey corporation and Heritage Bank of Commerce (the "Bank").

WHEREAS, Bank and Response Data have entered into that certain Service Agreement of even date herewith (the "Service Agreement"), pursuant to which Response Data has agreed to provide certain payment processing services to Bank (the "Services"); and

WHEREAS, as part of providing the Services to Bank, Response Data desires to grant Bank a license to use certain application software and on-line remote access software that will be copied to certain client computers on Bank's computer network, located at Bank's premises, to facilitate the transfer of data from Bank to Response Data in conjunction with the Services (the "Software").

NOW THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1. LICENSE. Subject to the terms of this Agreement, Response Data grants to Bank the non-exclusive, nontransferable right and license to use the Software but only (i) at the Bank's facilities at __________________________ , (ii) on client computers with a single Central Processing Unit, (iii) for purposes of permitting Response Data to perform the Services, (iv) in accordance with any accompanying written materials supplied by Response Data, including but not limited to, any user manuals or guides, and (v) in compliance with any security measures and policies established by Response Data from time to time (the "License"). The Software may only be installed and copied by an authorized representative of Response Data or with the prior written consent of Response Data.

2. COPYRIGHT. All proprietary rights and trade secrets in the Software and the accompanying written materials are owned by Response Data or its licensors and are protected by United States copyright laws, other applicable copyright laws and international treaty provisions. Response Data retains all rights not expressly granted herein.

3. RESTRICTIONS. Bank may not use, copy, alter, merge, adapt, modify, distribute, rent, lease or sublicense the Software or the accompanying written materials, or any copy thereof, in whole or in part, except as expressly provided in this Agreement. Bank may not reverse-engineer, decompile or disassemble the Software or remove any proprietary notices or labels in or on the Software. In the course of using any Software for remote access to Response Data's computer networks, Bank and its employees and agents shall not access or use any third party information and shall insure that Bank and its employees and agents do not breach any security measures used by Response Data, including but not limited to, any "firewalls". However, the foregoing restrictions are limited so that they prohibit such activities only to the extent such activities may be prohibited without violating applicable statutes.

4. CONFIDENTIAL. The Software, Response Data's computer networks and the information contained therein, are confidential and proprietary to Response Data. Bank agrees to treat the Software, Response Data's computer networks and the information contained therein, as strictly confidential and will not disclose the same to any third party and will comply with its obligations under the Service Agreement or any separate Confidentiality Agreement in relation thereto.

5. TERM. The License is effective for the duration of the Service Agreement. However, this License may be terminated earlier by Response Data if Bank fails to cure any breach of this Agreement within thirty (30) days after such breach first occurs. Upon any termination Bank agrees to either return to Response Data or destroy all copies and portions of the Software and the accompanying written materials held by Bank.

6. LIMITED WARRANTY AND DISCLAIMER. Response Data warrants that the media on which the Software is furnished is free from defects in materials and workmanship under normal use for a period of thirty (30) days from the date of receipt by Bank. EXCEPT FOR THE FOREGOING AND ANY WARRANTIES SET FORTH IN THE SERVICE AGREEMENT, THE SOFTWARE AND THE ACCOMPANYING WRITTEN MATERIALS ARE PROVIDED "AS IS" WITHOUT WARRANTY OF ANY KIND, WHETHER EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. FURTHER, RESPONSE DATA DOES NOT WARRANT, GUARANTEE, OR MAKE ANY REPRESENTATIONS REGARDING THE USE, OR THE RESULTS OF THE USE, OF THE SOFTWARE OR THE WRITTEN MATERIALS OR THAT THEY ARE ERROR FREE.

7. LIMITATION OF LIABILITY AND REMEDIES. RESPONSE DATA'S LIABILITY AND BANK'S REMEDIES WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER THEORY SHALL BE LIMITED AS SPECIFIED IN THE SERVICE AGREEMENT.

8. INTERPRETATION. If one or more provisions of this Agreement are held to be illegal or unenforceable under applicable law, such illegal or unenforceable portion(s) shall be limited or excluded from this Agreement to the minimum extent required so that this Agreement shall otherwise remain in full force and effect and enforceable in accordance with its terms.

9. GENERAL. The Sections from Section 18 through to the last Section of the Service Agreement are incorporated herein by reference and shall apply in relation to this Agreement as well as to the Service Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

RESPONSE DATA CORPORATION               BANK: HERITAGE BANK OF COMMERCE

By /s/ LAURENCE C. SMITH                By /s/ KEN SILVEIRE
     -----------------------------           --------------------------------
Name Laurence C. Smith                  Name Ken Silveire
     -----------------------------           --------------------------------
Title Pres.                             Title E.V.P.
     -----------------------------           --------------------------------

                          MUTUAL NONDISCLOSURE AGREEMENT


           Each undersigned party (the "Receiving Party") understands that the other party (the "Disclosing Party") has disclosed or may disclose information relating to (i) computer programs, computer code, modules, scripts, algorithms, features and modes of operation, inventions (whether or not patentable), techniques, processes, schematics, testing procedures, software design and architecture, design and function specifications, analysis and performance information, user documentation, internal documentation or (ii) the Disclosing Party's business (including, without limitation, names and expertise of employees and consultants, know-how, ideas, and other technical, business, financial, customer and product development plans, forecasts, strategies and information), which to the extent previously, presently, or subsequently disclosed to the Receiving Party is hereinafter referred to as "Proprietary Information" of the Disclosing Party.

           In consideration of the parties' discussions and any access the Receiving Party may have to Proprietary Information of the Disclosing Party, the Receiving Party hereby agrees as follows:

           1. The Receiving Party agrees (i) to hold the Disclosing Party's Proprietary Information in strict confidence and to take all reasonable precautions to protect such Proprietary Information (including, without limitation, all precautions the Receiving Party employs with respect to its confidential materials), (ii) not to divulge any such Proprietary Information or any information derived therefrom to any third person (including, but not limited to, any affiliated person or entity), (iii) not to make any use whatsoever at any time of such Proprietary Information except to evaluate internally whether to enter into an agreement with the Disclosing Party relating to the Automated Balance Transfer Service (the "Transaction"), (iv) not to remove or export from the United States or reexport any such Proprietary Information or any direct product thereof to Afghanistan, the Peoples' Republic of China or any Group Q, S, W, Y or Z country (as specified in Supplement No. 1 to Section 770 of the U.S. Export Administration Regulations, or a successor thereto) or otherwise except in compliance with and with all licenses and approvals required under applicable export laws and regulations, including without limitation, those of the U.S. Department of Commerce, and (v) not to copy or reverse engineer any such Proprietary Information. Any employee given access to any such Proprietary Information must have a legitimate "need to know" and shall be similarly bound in writing. Without granting any right or license, the Disclosing Party agrees that the foregoing clauses (i), (ii), (iii) and (v) shall not apply with respect to any information after five (5) years following the disclosure thereof or any information that the Receiving Party can document
(a) is or (through no improper action or inaction by the Receiving Party or any affiliate, agent, consultant or employee) generally available to the public, or
(b) was in its possession or known by it prior to receipt from the Disclosing Party, or (c) was rightfully disclosed to it by a third party, provided the Receiving Party complies with restrictions imposed by such third party, or (d) was independently developed without use of any Proprietary Information of the Disclosing Party. The Receiving Party may make disclosures required by court order provided the Receiving Party uses diligent efforts to limit disclosure and to obtain confidential treatment or a protective order and has allowed the Disclosing Party to participate in the Proceeding.

           2. Immediately upon (i) the decision by either party not to enter into the Transaction contemplated by paragraph 1, or (ii) a request by the Disclosing Party at any time (which will be effective if actually received or three days after mailed first class postage prepaid to the Receiving Party's address herein), the Receiving Party will turn over to the Disclosing Party all Proprietary Information of the Disclosing Party and all documents or media containing any such Proprietary Information and any and all copies or extracts thereof. The Receiving Party understands that nothing herein (a) requires the disclosure of any Proprietary Information of the Disclosing Party, which shall be disclosed if at all solely at the option of the Disclosing Party (in particular, but without limitation, any disclosure is subject to compliance with export control laws and regulations), or (b) requires the Disclosing Party to proceed with any proposed transaction or relationship in connection with which Proprietary Information may be disclosed.

           3. Except to the extent required by law, neither party shall disclose the existence or subject matter of the negotiations or business relationship contemplated by this Agreement.

           4. This Agreement will apply only to disclosures made within two years of the date of this Agreement. However, the obligations hereunder with respect to any disclosure made within that period will survive any termination or expiration of this Agreement.

           5 The Receiving Party acknowledges and agrees that due to the unique nature of the Disclosing Party's Proprietary Information, there can be no adequate remedy at law for any breach of its obligations hereunder, that any such breach may allow the Receiving Party or third parties to unfairly compete with the Disclosing Party resulting in irreparable harm to the Disclosing Party, and therefore, that upon any such breach or any threat thereof, the Disclosing Party shall be entitled to appropriate equitable relief in addition to whatever remedies it might have at law and to be indemnified by the Receiving Party from any loss or harm, including, without limitation, attorney's fees, in connection with any breach or enforcement of the Receiving Party's obligations hereunder or the unauthorized use or release of any such Proprietary Information. The Receiving Party will notify the Disclosing Party in writing immediately upon the occurrence of any such unauthorized release or other breach of which it is aware. In the event that any of the provisions of this Agreement shall be held by a court or other tribunal of competent jurisdiction to be illegal, invalid or unenforceable, such provisions shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect. This Agreement shall be governed by the law of the State of New Jersey without regard to the conflicts of law provisions thereof. This Agreement supersedes all prior discussions and writings and constitutes the entire agreement between the parties with respect to the subject matter hereof. The prevailing party in any action to enforce this Agreement shall be entitled to costs and attorneys' fees. No waiver or modification of this Agreement will be binding upon either party unless made in writing and signed by a duly authorized representative of such party and no failure or delay in enforcing any right will be deemed a waiver.

           In witness whereof, the parties have executed this Agreement as of the day and year set forth below.

October 8, 1997



RESPONSE DATA CORPORATION               INTERNET ACCESS FINANCIAL CORPORATION

By /s/ LAWRENCE C. SMITH                By /s/ TIM COLTRELL
     -----------------------------           --------------------------------
Name Lawrence C. Smith                  Name Tim Coltrell
     -----------------------------           --------------------------------
Title President                         Title Chief Operating Officer
     -----------------------------           --------------------------------

                                   ADDENDUM TO

                         PROFESSIONAL SERVICES AGREEMENT

                                     BETWEEN

             HERITAGE BANK OF COMMERCE AND RESPONSE DATA CORPORATION

           Heritage Bank of Commerce ("Client") and Response Data Corporation ("Vendor") hereby agree to the addition of the following terms to the Information Services Agreement between Client and Vendor dated 10/14/98:

           1. PERFORMANCE STANDARDS. While this Agreement is in effect, Vendor shall at all times maintain the necessary telephone line, computer capacity and staff necessary to provide the Services in accordance with the procedures, time frames and other performance standards set forth in the Work Statement and as otherwise agreed in writing between Vendor and Client.


           2. RECORDS RETENTION. Vendor shall maintain account records and transaction documentation regarding the Services described in the Work Statement ("Service Records"), and shall retain copies of all Service Records for a minimum of five years. Vendor shall not obtain any proprietary rights in any Service Records, and all Service Records shall remain the property of Client. Upon termination of this Agreement, all Service Records shall be returned to Client in machine-readable format.


           3. DISASTER RECOVERY PLANS. Vendor has created a disaster recovery plan and shall provide suitable off-premises storage for copies of all Service Records and computer programs used in connection with the performance of the Services in order to provide adequate backup in the event of loss, damage or destruction of any equipment or information. Vendor's disaster recovery plan is attached hereto as Exhibit A. Client may make reasonable requests that Vendor review or revise its disaster recovery plan and may request copies of any revised disaster recovery plan.


           4. CONFIDENTIAL INFORMATION. Each party agrees to hold in the most strict and absolute confidence all information, data and materials of the other party or any third party dealing with Client or Vendor which are disclosed, received, acquired, or learned by Vendor or Client in the course of rendering the Services described in the Work Statement, including without limitation the Service Records. Each party shall maintain strict security controls over all items, records, input materials, and instruments delivered to it, and over all communications lines and facilities used in connection with the Services, all in accordance with the security standards ordinarily followed by the party. The provisions of this paragraph may be enforced by injunction or other equitable relief, and the parties do hereby specifically recognize that neither party has any adequate remedy at law in order to compel the enforcement of the provisions of this paragraph. Upon termination of this Agreement, each party agrees to return to the other any customer or other information or materials provided by that party during the term of this Agreement, including but not limited to all Service Records, and shall not use such materials thereafter. The confidentiality provisions of this paragraph shall survive the termination of this Agreement.


           5. REGULATION AND EXAMINATION. The performance of services by Vendor in accordance with this Agreement will be subject to regulation and examination on Vendor's premises by the government agencies which regulate and examine Client as if such services were being performed by Client itself on its own premises. Client shall notify Vendor of any pending regulatory examination of which Client has knowledge.


           6. FINANCIAL STATEMENTS. Vendor shall provide Client with a copy of Vendor's reviewed financial statements within 90 days of the end of each fiscal year of Vendor.


           7. TERMINATION FOLLOWING INSOLVENCY. Client may immediately terminate this Agreement in the event Vendor (i) is dissolved, becomes insolvent, generally fails to pay or admits in writing its inability to pay its debts as they become due; (ii) makes a general assignment, arrangement, or composition agreement with or for the benefit of its creditors; or (iii) files a petition in bankruptcy or institutes any action under federal or state law for the relief of debtors or seeks or consents to the appointment of an administrator, receiver, custodian, or similar official for the wind up of its business (or has such a petition or action filed against it and such petition action or appointment is not dismissed or stayed within 30 days).


           8. ASSIGNMENT BY VENDOR. Vendor shall not assign its interest under this Agreement without the advance written consent of Client, which consent shall not be unreasonably withheld.


Dated:  2/27/98                        HERITAGE BANK OF COMMERCE


                                       By: /s/ KEN SILVEIRE
                                           ---------------------------------
                                          Title: E.V.P
                                                ----------------------------

Dated: 10/14/98                        RESPONSE DATA CORPORATION

                                       By: /s/ LAWRENCE C. SMITH
                                           ---------------------------------
                                          Title: Pres.
                                                ----------------------------

                                STATEMENT OF WORK
             INTERNET ACCESS FINANCIAL CORPORATION AND RESPONSE DATA
                                   CORPORATION


1. Data Acquisition - RDC will receive balance transfer transactions from NextCard cardholders via daily (Monday through Friday) data transmissions from FDR Bankcard Program Services. The data transmission will be in a format consistent with the Balance Transfer Input Format provided by RDC to both Internet Access Financial Corporation and FDR Bankcard Program Services. Cardholders may initiate multiple balance transfers transactions per request.

2. Data Validation - RDC will perform data validation on each balance transfer transaction request to ensure that the required data elements necessary to process are present on the day that the balance transfer request is received by RDC. The data validation criteria are as follows:


            -     Cardholder Account Number is Non-Numeric

            -     Cardholder Name and Address is Incomplete

            -     Payment is Not Unique

            -     Payee Account Number is Blank

            -     Payment Amount is Zero or Non-Numeric

            -     Total Payments are Less Than $500.00

            -     Payee Name Matches Cardholders's Or Cash

            -     Payee Address Matches Cardholder's

            -     PAYEE NAME IS INCOMPLETE

            -     Payee Account Number Matches Client

      RDC will segregate all balance transfer transaction requests which do not pass data validation and make them resident in an "Edit Reject Queue" to be reviewed/worked on a daily basis by Internet Access Financial Corporation personnel. RDC will process the queue on a daily basis, capturing all record changes made to the items in the queue.

3. Authorization Request - RDC will send a batch file to FDR, Internet Access Financial Corporation's third-party batch authorization system, for authorization on the day that the balance transfer transaction request is received by RDC. Upon receipt of the appropriate response file from FDR, RDC will on the same day segregate all rejected authorizations and make them resident in an "Authorization Reject Queue" to be reviewed/worked on a daily basis by Internet Access Financial Corporation personnel. RDC will process the queue on a daily basis, capturing all record changes made to the items in the queue.

4. Payment Processing - RDC will identify which balance transfer transaction requests that have been authorized can be made electronically and will route these payments through MasterCard's Remittance Processing Service for payment. The payment file will be sent to RPS on the same day that the authorization response file is returned to RDC by FDR. Payments which were deemed by RDC as incapable of being made electronically will be placed into a paper check file and transmitted to the Standard Register Company on the same day that the authorization response file is returned to RDC by FDR. The paper checks will be printed by the Standard Register Company the day following receipt of the paper check file and placed into the USPS mailstream via first class mail. Internet Access Financial Corporation will establish a postage escrow account at Standard Register to fund outgoing postage costs. Any rejected RPS payments will be placed into the paper check file of the following day and transmitted to the Standard Register Company.

5. Posting Debits to Cardholder's Accounts - For Payments processed through MasterCard Remittance Processing Service, RDC will send a Post file to FDR to debit the cardholder's account for the Balance Transfer transaction. The Post file for electronic transfers will be transmitted the day following authorization. The Post file for paper check payments will be transmitted seven (7) days following authorization.

6. CIS Memos (Non-Mon 115) - RDC will transmit to FDR on a daily basis CIS Memos to appear on the event tracking customer service screens. These messages, as specified by Internet Access Financial Corporation, will indicate the status of each cardholder balance transfer transaction request.

7. Settlement - All RPS electronic payments will be funded by a demand account (account number 1542372) at Heritage Bank, San Jose, CA. RPS will draw down funds for settlement at 2 p.m. (Eastern Time), the day following the submission of the payments. RDC and RPS will provide Internet Access Financial Corporation with daily reports to be used for settlement and funding. All paper checks will be drawn against a demand account, separate from the demand account used for electronic payments, (account number 1542380) at Heritage Bank, San Jose, CA. RDC will provide Internet Access Financial Corporation with reports to be used to assist in reconciliation. On a daily basis, RDC will transmit to Heritage Bank a checks issued file containing the following:

                  -     Issue Date

                  -     DDA Account Number

                  -     Serial Number

                  -     Amount

      In return, Heritage Bank will provide RDC with a daily checks paid file via transmission listing all paper checks which have cleared account number 1542380.

8. Cardholder Correspondence - RDC will create and send via e-mail a cardholder letter to be used in the following instances:

            -     Confirmation- All balance transfer requests were successful

            -     Retraction- No balance transfer requests were successful

            - Partial Retraction- Some balance transfers successful, some not.

            - Stop Pay- Paper check used to make balance transfer payment has not been cashed.

      The letter text used will be the copy approved by Internet Access Financial Corporation. Only the last 4 digits of the cardholder account number will be reflected on all correspondence.

9. Returned Cardholder Correspondence - In the event that an e-mail letter is returned, or an e-mail address is not provided, RDC will then produce a paper letter to be sent to the cardholder. Internet Access Financial Corporation will supply RDC with letter stock and single window #10 outer envelopes. Additionally, a postage escrow account will be established by Internet Access Financial Corporation to fund outgoing postage costs. All correspondence will be placed into the mailstream using first-class postage.

10. On-Line System - RDC will provide its on-line system which will give designated Internet Access Financial Corp. employees immediate, current customer service inquiries and review capability. The on-line system will allow the following:

                  - View transaction histories and obtain dates when events occurred.

                  -     Obtain and verify trace numbers for electronic payments.

                  - Obtain payment clearing dates (providing the successful transmission of a checks cleared file by Heritage Bank)

                  -     Review authorization status.

                  -     Review letter status.

                  -     Provide on-line reporting access.

                  - Queue data validation and authorization transaction failures.

11. Report Generation - RDC will provide Internet Access Financial Corp. with reports on-line on a daily basis as follows:

                  -     Electronic Balance Transfer Register

                  -     Paper Check Register

                  -     Balance Transfer Reconciliation

                  -     Top Payee Listing

                  -     Balance Transfer Breakdown/Analysis

      Requests for any additional custom reports should be made in writing and will be reviewed when submitted.

12. Stop Payment - RDC will provide Heritage Bank with a daily paper report indicating all paper checks which require the placement of a stop pay. Any paper checks outstanding for 30 DAYS will be subject to the placement of a stop pay. Additionally, any paper checks returned by payees that cannot be applied, due to missing data, inaccurate data, or such reasons, will also be included on the stop pay report. A contact at Internet Access Financial Corporation will be made available to RDC for the purpose of reconciling such returns and having the responsibility of crediting cardholder accounts.

            RESPONSE DATA CORP. PRICING FOR HERITAGE BANK OF COMMERCE


- One time programming, development and implementation charge of $12,000 due at the end of six months from the date of contract.

-     Transaction cost: $1.50 per transaction.

-     Monthly project management fee for first 12 months:

                                Month              Fee
                                -----              ---
                                Dec                  1000
                                Jan                  1000
                                Feb                  1000
                                Mar                  2000
                                Apr                  2000
                                May                  2000
                                Jun                  3000
                                Jul                  3000
                                Aug                  3000
                                Sep                  4000
                                Oct                  4000
                                Nov                  4000

Monthly beginning December, 1998: $2500/mo.

-     Postage costs for letters sent to Heritage Bank Customers- at cost.

RPS Electronic Transfer (non-RDC) Associated costs:

-     $250/month.

-     $.045 per transaction.